Exhibit 8.2
James H. Moore, III		Atlanta Office
Luanne Clarke *		900 Circle 75 Parkway, Suite 1240
Willis A. DuVall, Jr.		Atlanta, Georgia 30339
W. Ralph Rodgers, Jr.		(770) 563-9339
David A. Garland ++
C. Jason Willcox		Valdosta Office
Edgar W. Duskin, Jr.		2805 North Oak Street, Suite A
Kevin C. Gaulke		Valdosta, Georgia 31602
D. Bradley Folsom		(229) 245-7823
Julie S. Irvin	2829 Old Dawson Road (31707)
G. Robert Ryan, Jr.	Post Office Drawer 71727	Of Counsel:
Wallace D. Bonner, Jr.	Albany, Georgia 31708-1727	Michael C. Garvey
Donald E. Strickland, Jr.	Telephone (229) 888-3338
Ellen S. Golden	Facsimile (229) 888-1191	* Certified Mediator/Arbitrator
Matthew E. Eutzler **	Real Estate Fax (229) 888-2199	Attorneys also admitted in:
R. Lee Brown, Jr.	E-mail: mcdr@mcdr-law.com	** Florida
M. Drew DeMott +		+ South Carolina
Michael T. Hammond		++ Tennessee
J. Bart Davis	Reply to:
Christopher L. Foreman	Albany Office
Michael Eric Hooper

July 16, 2010

Boards of Directors
Heritage MHC
Heritage Financial Group
HeritageBank of the South
Heritage Financial Group, Inc.
721 North Westover Boulevard
Albany, Georgia 31707

Re:	Proposed Conversion of Heritage MHC, a Federal Mutual Holding Company, into the Capital Stock Form of Organization; Georgia Income Tax Treatment of that Proposed Conversion

Ladies and Gentlemen:

Set forth below is our understanding regarding the above-captioned matter and, based upon this understanding, our conclusions as to the Georgia income tax treatment of certain matters relative to the above.

Our conclusions are made in reliance upon the federal tax opinion of Silver, Freedman & Taff, L.L.P. dated June 18, 2010 (the “Federal Tax Opinion”), concerning the proposed conversion of Heritage MHC, a federal mutual holding company (the “Mutual Holding Company”) into the capital stock form of organization (the “Conversion”) to be effected pursuant to the terms of the Amended and Restated Plan of Conversion and Reorganization of Mutual Holding Company dated March 17, 2010 (the “Plan”).  Capitalized terms used herein and not otherwise defined have the same meanings as in the Federal Tax Opinion.

Also, our conclusions are based on the facts, assumptions and conclusions contained in the Federal Tax Opinion, which are incorporated herein by this reference.  We have assumed for purposes of this letter that the facts, assumptions, and conclusions set forth in the Federal Tax Opinion are true, complete, and accurate, as of the date hereof and that they will remain so as of the consummation of the transactions made pursuant to the Conversion, the Plan, and the Offering, although we have not independently verified any such matters.  If any fact, conclusion or assumption we have relied upon is not true, complete, and accurate in all material respects as of the date hereof or as of the consummation of the Conversion, the Plan, and the Offering, our conclusions could change.

Boards of Directors
Heritage MHC
Heritage Financial Group
HeritageBank of the South
Heritage Financial Group, Inc.
July 16, 2010

Scope of Opinion

    You have asked for our opinion on the Georgia individual and corporate income tax consequences of the Conversion described in the facts below.  We have not considered any non-income tax, or federal, local or foreign income tax consequences.  We have also not considered Georgia taxes other than Georgia corporate and individual income taxes or taxes that might be levied by other states.  Therefore, we do not express any opinion regarding the treatment that would be given the transaction by the applicable authorities on any issues outside of Georgia corporate and individual income taxes.  We also express no opinion on non-tax issues, such as corporate law or securities law matters.  We express no opinion other than that as stated immediately above, and neither this opinion nor any prior statements are intended to imply or be an opinion on any other matters.  The discussions and conclusions which follow are based upon existing state tax law under the Georgia statutes, regulations, rulings, and administrative pronouncements as of the date of this letter, all of which are subject to change.  Further, any change in applicable federal income tax law which affects the aforementioned Federal Tax Opinion could change our conclusions.  We assume no responsibility to update our conclusions to incorporate any such changes occurring after the date of this letter.

Current Structure and Proposed Transactions

    The Federal Tax Opinion sets forth the current structure of Mutual Holding Company, Mid-Tier Holding Company and the Bank and also sets forth the proposed transactions to be accomplished in order to convert Mutual Holding Company from a federal mutual holding company into a capital stock form of organization.  The Federal Tax Opinion states that it is proposed, through a two-step merger process and the Offering, that Holding Company will become the owner of 100% of the outstanding Common Stock of the Bank, and that Holding Company will be owned by the Minority Shareholders and the persons acquiring Holding Company Common Stock in the Offering, with Eligible Account Holders and Supplemental Eligible Account Holders possessing rights in the Liquidation Account of Holding Company, including indirect rights in the Bank Liquidation Account.

Steps in the Proposed Transaction

    In the Federal Tax Opinion, the “Steps in the Proposed Transaction” consisting of six (6) listed steps are set forth as follows:

    1.   Mid-Tier Holding Company will form Holding Company as a first-tier Maryland-chartered stock corporation.

Boards of Directors
Heritage MHC
Heritage Financial Group
HeritageBank of the South
Heritage Financial Group, Inc.
July 16, 2010

    2.   Bank will amend its governing documents to provide for the Bank Liquidation Account.

    3.   Mutual Holding Company will merge with and into Mid-Tier Holding Company (the “MHC Merger”) pursuant to the Agreement and Plan of Merger attached to the Federal Tax Opinion as Exhibit A (the “Plan of Merger”).  As part of the MHC Merger and pursuant to the Plan of Merger, the ownership rights/liquidation interests of depositor members (the Eligible Account Holders and Supplemental Eligible Account Holders) in Mutual Holding Company will be constructively exchanged for equivalent liquidation interests in Mid-Tier Holding Company.

    4.   Immediately after the MHC Merger, Mid-Tier Holding Company will merge with and into Holding Company (the “Mid-Tier Merger”) pursuant to the Plan of Merger.  As part of the Mid-Tier Merger, the liquidation interests constructively received by the Eligible Account Holders and Supplemental Eligible Account Holders in Mid-Tier Holding Company in the MHC Merger will automatically, without any action on the part of the holders thereof, be exchanged for an interest in the Liquidation Account of Holding Company (and indirectly for an interest in the Bank Liquidation Account), and the Minority Shares will automatically, without further action on the part of the holders thereof, be converted into and become the right to receive (or in the case of outstanding options, the right to acquire) Holding Company Common Stock based upon the Exchange Ratio.

    5.   Immediately after the Mid-Tier Merger, the Holding Company will offer for sale and sell a number of shares of Holding Company Common Stock in the Offering that will represent ownership by the purchasers thereof of the same percentage of ownership of Holding Company after completion of the Offering as the Majority Ownership Interest in Mid-Tier Holding Company immediately prior to the MHC Merger.

    6.   The Holding Company will contribute at least 50% of the net proceeds of the Offering to the Bank in exchange for common stock of the Bank.

Consequences of the Proposed Transaction

    In the Federal Tax Opinion, it is stated that the consequences of the proposed series of transactions are that the outstanding Holding Company Common Stock will be owned 100% by the purchasers of shares in the Offering and the Minority Shareholders.  Furthermore, immediately after completion of the Offering, the Minority Shareholders will possess, based solely upon their exchange of their shares in the Mid-Tier Merger, the same ownership rights (including percentage ownership) in Holding Company that they possessed in Mid-Tier Holding Company immediately prior to the MHC Merger.

Boards of Directors
Heritage MHC
Heritage Financial Group
HeritageBank of the South
Heritage Financial Group, Inc.
July 16, 2010

    The Federal Tax Opinion states that the Liquidation Account will be maintained by Holding Company for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank. The Liquidation Account will have an initial balance equal to (a) the product of (i) the Majority Ownership Interest and (ii) the Mid-Tier Holding Company’s total shareholders’ equity as reflected in its latest statement of financial condition contained in the final Prospectus utilized in the Conversion, plus (b) the value of the net assets of the Mutual Holding Company as reflected in its latest statement of financial condition prior to the Conversion (excluding the value of its ownership of Mid-Tier Holding Company common stock).  The Federal Tax Opinion further states that all outstanding equity securities of the Holding Company will at all times be subject to the superior liquidation rights in the Liquidation Account of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with Bank.

    The Federal Tax Opinion also states that, as a consequence of the proposed transactions, the Holding Company will own all of the common stock of the Bank subject to the superior liquidation rights in the Bank Liquidation Account of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank.  The Federal Tax Opinion further states that any additional equity securities issued by the Bank in the future will likewise be subject to such superior liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders.

Opinions of the Firm

    The Federal Tax Opinion states that, in connection with the opinions expressed therein, Silver, Freedman & Taff, L.L.P. (the “Firm”) has examined and relied upon originals, or copies certified or otherwise identified to the Firm’s satisfaction, of the Plan, the Plan of Merger and such other corporate documents of Mutual Holding Company, Mid-Tier Holding Company, the Bank and Holding Company as the Firm has deemed appropriate.  The Firm has also relied, without independent verification, upon the factual representations of Mutual Holding Company, Mid-Tier Holding Company and the Bank in a tax representation to the Firm dated as of the date of the Federal Tax Opinion.  The Federal Tax Opinion states that the Firm has assumed that such representations are true and that the parties making such representations as well as Holding Company will act in accordance with the Plan, and that the Plan, the Plan of Merger, and all other documents entered into to effect the transactions contemplated by the Plan have been duly adopted or approved by all required action and that each of the mergers described in the Federal Tax Opinion will be consummated as a statutory merger resulting in the consequences described in the Federal Tax Opinion.  The Federal Tax Opinion expresses no opinion concerning the effects, if any, of variations of the foregoing.

Boards of Directors
Heritage MHC
Heritage Financial Group
HeritageBank of the South
Heritage Financial Group, Inc.
July 16, 2010

Also, the Federal Tax Opinion states that the opinions set forth in the Federal Tax Opinion refer solely to existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations thereunder, current administrative rulings, notices, procedures, and court decisions.  The Federal Tax Opinion recognizes that such laws, regulations, administrative rulings, notices and procedures and court decisions are subject to change at any time, and that any such change could affect the continuing validity of the opinions set forth in the Federal Tax Opinion.  The Federal Tax Opinion states that the opinion is as of the date thereof, and the Firm disclaims any obligation to advise you of any change after the date of the Federal Tax Opinion.

  The Federal Tax Opinion sets forth, for federal income tax purposes, certain opinions of the Firm relating to various steps in the transaction, as follows:

“1.           The MHC Merger of Mutual Holding Company with and into Mid-Tier Holding Company will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code.

 2.           The constructive exchange of the Eligible Account Holders and Supplemental Eligible Account Holders voting and liquidation rights in the Mutual Holding Company for liquidation interests in the Mid-Tier Holding Company in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations. (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54.)

 3.           The Mutual Holding Company will not recognize any gain or loss on the transfer of its assets to the Mid-Tier Holding Company and the Mid-Tier Holding Company’s assumption of its liabilities, if any, in constructive exchange for liquidation interests in the Mid-Tier Holding Company or on the constructive distribution of such liquidation interests to the members of Mutual Holding Company who are Eligible Account Holders or Supplemental Eligible Account Holders of the Bank. (Sections 361(a), 361(c) and 357(a) of the Code.)

 4.           No gain or loss will be recognized by the Mid-Tier Holding Company upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the constructive transfer of liquidation interests in the Mid-Tier Holding Company to the members of Mutual Holding Company who are Eligible Account Holders and Supplemental Eligible Account Holders. (Section 1032(a) of the Code.)

 5.           Eligible Account Holders and Supplemental Eligible Account Holders will recognize no gain or loss upon the constructive receipt of liquidation interests in the Mid-Tier Holding Company in exchange for their voting and liquidation rights in the Mutual Holding Company. (Section 354(a) of the Code.)

Boards of Directors
Heritage MHC
Heritage Financial Group
HeritageBank of the South
Heritage Financial Group, Inc.
July 16, 2010

 6.           The basis of the assets of Mutual Holding Company to be received by Mid-Tier Holding Company in the MHC Merger will be the same as the basis of such assets in the hands of the Mutual Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

 7.           The holding period of the assets of the Mutual Holding Company to be received by Mid-Tier Holding Company in the MHC Merger will include the holding period of those assets in the hands of the Mutual Holding Company immediately prior to the transfer. (Section 1223(2) of the Code.)

 8.           The Mid-Tier Merger of Mid-Tier Holding Company with and into the Holding Company will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code.

 9.           The exchange of Minority Shares for Holding Company Common Stock and the constructive exchange of the Eligible Account Holders and Supplemental Eligible Account Holders liquidation interests in the Mid-Tier Holding Company for interests in the Liquidation Account of Holding Company will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54).

 10.           The Mid-Tier Holding Company will not recognize any gain or loss on the transfer of its assets to the Holding Company and the Holding Company’s assumption of its liabilities in the Mid-Tier Merger pursuant to which shares of Holding Company Common Stock will be received by the Minority Stockholders in exchange for their Minority Shares and Eligible Account Holders and Supplemental Eligible Account Holders will receive interests in the Liquidation Account of Holding Company in exchange for their liquidation interests in Mid-Tier Holding Company. (Sections 361(a), 361(c) and 357(a) of the Code.)

 11.           No gain or loss will be recognized by Holding Company upon the receipt of the assets of Mid-Tier Holding Company in the Mid-Tier Merger. (Section 1032(a) of the Code.)

 12.           Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon their constructive exchange of their liquidation interests in Mid-Tier Holding Company for interests in the Liquidation Account of Holding Company. (Section 354 of the Code.)

Boards of Directors
Heritage MHC
Heritage Financial Group
HeritageBank of the South
Heritage Financial Group, Inc.
July 16, 2010

 13.           No gain or loss will be recognized by Minority Shareholders upon their exchange of Minority Shares for Holding Company Common Stock in the Mid-Tier Merger, except for cash paid in lieu of fractional shares. (Section 354 of the Code.)

 14.           The basis of the assets of the Mid-Tier Holding Company to be received by the Holding Company in the Mid-Tier Merger will be the same as the basis of such assets in the hands of Mid-Tier Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

 15.           The holding period of the assets of Mid-Tier Holding Company to be received by the Holding Company in the Mid-Tier Merger will include the holding period of those assets in the hands of Mid-Tier Holding Company immediately prior to the transfer. (Section 1223(2) of the Code.)

 16.           It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Holding Company Common Stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Voting Members upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company Common Stock. (Section 356(a) of the Code.)  Gain, if any, realized by the aforesaid account holders and members will not exceed the fair market value of the subscription rights distributed.  Eligible Account Holders, Supplemental Eligible Account Holders and Other Voting Members will not recognize any gain as the result of the exercise by them of nontransferable subscriptions rights. (Rev. Rul. 56-572, 1956-2 C.B. 182.)

 17.           It is more likely than not that the fair market value of the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets is zero.  Accordingly, it is more likely than not that no gain or loss will be recognized by the Holding Company or Eligible Account Holders and Supplemental Eligible Account Holders from the establishment or maintenance of the Bank Liquidation Account or the deemed distribution to the Holding Company for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders of rights in, or deemed distribution to Eligible Account Holders and Supplemental Eligible Account Holders of rights in, the Bank Liquidation Account in the Mid-Tier Merger. (Section 356(a) of the Code.)

Boards of Directors
Heritage MHC
Heritage Financial Group
HeritageBank of the South
Heritage Financial Group, Inc.
July 16, 2010

 18.           Each Minority Shareholder’s aggregate basis in his or her Holding Company Common Stock received in exchange for Minority Shares in the Mid-Tier Merger will be the same as the aggregate basis of the Minority Shares surrendered in exchange therefore, subject to the cash in lieu of fractional interest provisions of Paragraph 23 below. (Section 358(a) of the Code.)

 19.           It is more likely than not that the basis of the Holding Company Common Stock purchased in the Offering through the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Code.)

 20.           Each Minority Shareholder’s holding period in his or her Holding Company Common Stock received in exchange for Minority Shares in the Mid-Tier Merger will include the period during which such Minority Shares were held, provided that the Minority Shares are a capital asset in the hands of the shareholder on the date of the exchange. (Section 1223(1) of the Code.)

 21.           The holding period of the Holding Company Common Stock purchased pursuant to the exercise of subscriptions rights will commence on the date on which the right to acquire such stock was exercised. (Section 1223(5) of the Code.)

 22.           No gain or loss will be recognized by Holding Company on the receipt of money in exchange for Holding Company Common Stock sold in the Offering. (Section 1032 of the Code.)

 23.           The payment of cash to Minority Stockholders in lieu of fractional shares of Holding Company will be treated as though fractional shares of Holding Company Common Stock were distributed as part of the Mid-Tier Merger and then redeemed by Holding Company. The cash payments will be treated as distributions in full payment for the fractional shares deemed redeemed under Section 302(a) of the Code, with the result that such shareholders will have short-term or long-term capital gain or loss to the extent that the cash they receive differs from the basis allocable to such fractional shares. (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574.)”

    The Federal Tax Opinion states that the Firm’s opinions under paragraphs 16 and 19 above are based on the understanding that the subscription rights will be granted at no cost to the recipients, will be legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of Holding Company Common Stock at the same price to be paid by purchasers in the Offering.  The Federal Tax Opinion notes that the Internal Revenue Service has not in the past concluded that subscription rights have any value.  In addition, the Federal Tax Opinion states that the Firm is relying on a letter from Feldman Financial Advisors, Inc. to you stating its (i.e., Feldman Financial Advisors, Inc.) belief that subscription rights do not have any economic value at the time of distribution or at the time the rights are exercised in the Subscription Offering.  Based on the foregoing, the Federal Tax Opinion states that it is more likely than not that the nontransferable subscription rights to purchase Holding Company Common Stock have no value.

Boards of Directors
Heritage MHC
Heritage Financial Group
HeritageBank of the South
Heritage Financial Group, Inc.
July 16, 2010

    Furthermore, the Federal Tax Opinion states that if the subscription rights are subsequently found to have an economic value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Holding Company and/or the Bank may be taxable on the distribution of the subscription rights.

    The Federal Tax Opinion also states that the Firm’s opinion under paragraph 17 above is based on its understanding that: (i) there is no history of any holder of a liquidation account receiving any payment attributable to a liquidation account; (ii) the interests in the Liquidation Account and Bank Liquidation Account are not transferable; (iii) the amounts due under the Liquidation Account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder (and corresponding amounts due under the Bank Liquidation Account) will be reduced as their deposits in the Bank are reduced as described in the Plan; and (iv) the Bank Liquidation Account payment obligation arises only if the Holding Company lacks sufficient net assets to fund the Liquidation Account.

    In addition, the Federal Tax Opinion states that the Firm is relying on a letter from Feldman Financial Advisors, Inc. to you stating its (i.e., Feldman Financial Advisors, Inc.) belief that the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets does not have any economic value at the time of the Mid-Tier Merger or upon completion of the Conversion.  Based on the foregoing, the Federal Tax Opinion states that it is more likely than not that such rights in the Bank Liquidation Account have no value.

    The Federal Tax Opinion states that if such Bank Liquidation rights are subsequently found to have an economic value, income may be recognized by the Holding Company or each Eligible Account Holder and Supplemental Eligible Account Holder in the amount of such fair market value as of the effective date of the Mid-Tier Merger.

Georgia Tax Opinion

    The Georgia Tax Code is codified in Title 48 of the Official Code of Georgia Annotated (“O.C.G.A.”). Title 48 of the O.C.G.A. is entitled “Revenue and Taxation,” and § 48-1-1 of the O.C.G.A. states that Title 48 shall be known and may be cited as the “Georgia Public Revenue Code.”

Boards of Directors
Heritage MHC
Heritage Financial Group
HeritageBank of the South
Heritage Financial Group, Inc.
July 16, 2010

Georgia has not adopted the Internal Revenue Code of 1954 or the Internal Revenue Code of 1986, as such (i.e., Georgia has not adopted the Internal Revenue Code of 1954 or the Internal Revenue Code of 1986 as a code or as a codification of Georgia income tax law).  However, Georgia has adopted certain portions of the Internal Revenue Code of 1986 as the starting point in defining “adjusted gross income” or “taxable net income” for purposes of the imposition of Georgia income tax on individuals and corporations. O.C.G.A. § 48-7-27 (Computation of Taxable Net Income) provides that the Georgia “taxable net income” of an individual shall be the taxpayer’s federal “adjusted gross income,” as defined in the United States Internal Revenue Code of 1986, as modified by certain adjustments set forth in O.C.G.A. § 48-7-27.  Furthermore, O.C.G.A. § 48-7-21 (Taxation of Corporations) provides that a corporation’s “taxable net income” from property owned or from business done in this state shall consist of the corporation’s “taxable income,” as defined in the Internal Revenue Code of 1986, with the adjustments provided for in O.C.G.A. § 48-7-21(b).

There are no adjustments in O.C.G.A. § 48-7-27 (Computation of Taxable Net Income) or O.C.G.A. § 48-7-21 (Taxation of Corporations) or in the regulations thereunder issued by the Georgia Department of Revenue (the “Department”)that result in a modification of any of Sections 368(a)(1)(A), 361(a), 361(c), 357(a), 1032(a), 354(a), 362(b), 1223(2), 368(a)(1)(F), 354, 362(b), 356(a), 358(a), 1012, 1223(1), 1223(5), 1032, or 302(a) of the Code for purposes of Georgia income tax law applicable to individuals or corporations.

    Also, it should be noted that O.C.G.A. § 48-1-2 (Definitions) sets forth in O.C.G.A § 48-1-2(14), (14.1), (14.2) and (14.3) references to the “Internal Revenue Code” or the “Internal Revenue Code of 1986” as in effect for certain taxable years.  O.C.G.A. § 48-1-2(14) makes references to the “Internal Revenue Code” or “Internal Revenue Code of 1986” for taxable years beginning on or after January 1, 2009.  O.C.G.A. § 48-1-2(14.1), (14.2), and (14.3) makes references to the “Internal Revenue Code” or “Internal Revenue Code of 1986” for taxable years beginning before January 1, 2009.  All of the steps or transactions effectuating the Conversion are to occur in taxable years beginning on or after January 1, 2009, so the provision of O.C.G.A. § 48-1-2(14) would be the relevant provision, and O.C.G.A. § 48-1-2(14.1), (14.2), and (14.3) would not be applicable to any of the transactions to be effectuated pursuant to the Conversion.

    O.C.G.A. § 48-1-2(14) makes reference to the “Internal Revenue Code” or “Internal Revenue Code of 1986” and sets forth certain sections in the Code that shall be treated for purposes of  Georgia law as if they were not in effect.  However, none of the sections of the Code cited in O.C.G.A. § 48-1-2(14) are cited in the Federal Tax Opinion.

    Accordingly, Georgia has, in effect, adopted Sections 368(a)(1)(A), 361(a), 361(c), 357(a), 1032(a), 354(a), 362(b), 1223(2), 368(a)(1)(F), 354, 362(b), 356(a), 358(a), 1012, 1223(1), 1223(5), 1032, and 302(a) of the Code without modification and the Georgia Department of Revenue will follow judicial precedent and administrative pronouncements, including regulations, of the Internal Revenue Service in the interpretation and application of all those sections of the Code.

Boards of Directors
Heritage MHC
Heritage Financial Group
HeritageBank of the South
Heritage Financial Group, Inc.
July 16, 2010

Therefore, we conclude that Georgia will treat the Conversion and the series of transactional steps set forth in “Steps in the Proposed Transactions” in the same manner as set forth in the Federal Tax Opinion. Furthermore, we conclude that Georgia will treat the issuance, receipt, exercise and/or lapse of the subscription rights to acquire Holding Company Common Stock in the same manner as set forth in the Federal Tax Opinion.

Limitation on Opinion

The above opinions are effective to the extent that the Bank is solvent.  No opinion is expressed about the tax treatment of the transaction if the Bank is insolvent.  The solvency of the Bank will be determined at the end of the taxable year in which the Conversion is consummated.

Our opinion is based upon legal authorities currently in effect, and these authorities are subject to modification or challenge at any time and perhaps with retroactive effect.  Further, no opinion is expressed under the provisions of any of the other sections of the Official Code of Georgia, or the regulations thereunder issued by the Department, which may also be applicable thereto, or to the tax treatment of any conditions existing at the time of, or effects resulting from, the Conversion which are not specifically covered by the opinions set forth above.  Our opinion is not binding on the Department, and the Department could disagree with the conclusions reached in this opinion.  In the event of such disagreement, there can be no assurance that the Department would not prevail in a judicial proceeding even though we believe the position expressed in our opinion would prevail if the matters are challenged.

If it is finally determined that either the facts or the federal income tax consequences are not as outlined in the Federal Tax Opinion, then the Georgia income tax consequences and our Georgia tax opinion may differ from what is contained herein.  If any fact contained in this opinion letter or the Federal Tax Opinion should change and alter the federal tax treatment, it is imperative that we be notified in order to determine the effect on the Georgia income tax treatment, if any.  A misstatement or omission of any fact or a change or an amendment in any of the facts, assumptions or representations we have relied upon may require a modification of all or part of this opinion.  Our opinion is based on the current Georgia tax law, which is subject to change.

Boards of Directors
Heritage MHC
Heritage Financial Group
HeritageBank of the South
Heritage Financial Group, Inc.
July 16, 2010

This opinion is given solely for the benefit of the Bank, the Mutual Holding Company, the Holding Company, the Mid-Tier Holding Company, and their shareholders, and may not be relied upon by any other party or referred to in any document without our express written consent.  We consent to the filing of this opinion letter as an exhibit to the Mutual Holding Company’s Application for Conversion filed with the Office of Thrift Supervision and to the Holding Company’s Registration Statement on Form S-1, as filed with the Securities and Exchange Commission.  We also consent to the references to our firm in the Prospectus contained in the Application for Conversion and the Form S-1 under the captions “The Conversion and Offering-Material Income Tax Consequences” and “Legal Matters.”

Sincerely,

/s/Moore, Clarke, DuVall & Rodgers, P.C.

MOORE, CLARKE, DuVALL & RODGERS, P.C.